AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT to the Fund Administration Servicing Agreement dated as of September 15, 2015, as amended (the “Agreement”), is entered into as of the last date on the signature page by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the agreement to add Verity U.S. Treasury Fund as a new series of the Trust, and to add the corresponding fee schedules applicable to the Verity U.S. Treasury Fund as Exhibit W to the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

•Exhibit W is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Exhibit W to the Series Portfolios Trust Fund Administration Servicing Agreement
Name of Series
Verity U.S. Treasury Fund
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal – In support of external legal counsel
$[...] per project – one fund
(Includes MST external counsel fee, subject to services provided; if applicable)
Additional fee of $[...] per sub-adviser
Additional fee of $[...] per drafting multi-manager exemptive application (does not include outside legal costs)
MST may require up to $[...] in escrow
Additional Regulatory Administration Services
Subsequent new fund launch – $[...] per fund or as negotiated
Subsequent new share class launch – $[...] per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.

The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed [ ]% following the selection of U.S. Bank and [ ]% [ ] days after the preliminary registration statement is filed with the SEC.

Extraordinary services – negotiated based upon specific requirements
Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*
[...] basis points on the first $[...]
[...] basis points on the next [...]
[...] basis points on the balance
Minimum Annual Fee: $[...] per fund
Additional fee of $[...] for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Additional fee of $[...] for each intraday NAV calculations in excess of one strike per day

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
$[...] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[...] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[...] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[...] – Bank Loans
Derivative Instruments are generally charged at the following rates:
☐$[...] – Interest Rate Swaps, Foreign Currency Swaps
☐$[...] – Swaptions
☐$[...] – Credit Default Swaps
$[...]- Intraday money market funds pricing, up to 3 times per day
$[...] per Month Manual Security Pricing (>25per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees.
Corporate Action and Factor Services
$[...] per Foreign Equity Security per Month
$[...] per Domestic Equity Security per Month
$[...] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
$[...] per security per month

SEC Modernization Requirements
Form N-PORT – $[...] per year, per Fund
Form N-CEN – $[...] per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Third-Party Agent Domestic Securities Lending Support*+
$[...] implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $[...] per Trust per Third-Party Agent Lender
Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+
$[...] - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
$[...] for the first fund (subject to Board approval)
$[...] for each additional fund 2-5 (subject to change based on Board review and approval)
$[...] for each fund over 5 funds
$[...] per sub-adviser per fund (capped at $[...] and allocated equally.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.
Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $[...] per sub-account per year
Daily Compliance Services (if required)
Base fee – $[...] per fund per year
Setup – $[...] per fund group
Section 18 Compliance Testing
$[...] set up fee per fund complex
$[...] per fund per month
Section 15(c) Reporting
$[...] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Standard data source – Morningstar; additional charges will apply for other data services

Equity & Fixed Income Attribution Reporting
Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situation:
Fee will be accessed.
Rule 2a-5 Reporting (valuation reporting and support):
$[...] per fund
Customized delivery of data:
TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[...] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[...] per additional estimate
State tax returns - (First two included in core services) – $[...] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[...] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[...] per state return
•Sign state income tax returns – $[...] per state return
•Assist in filing state income tax returns – Included with preparation of returns

State tax notice consultative support and resolution – $[...] per fund

Adviser’s Signature Acknowledging the Fee Schedule

Verity Asset Management, Inc.

By:
Name:
Title:
Date: